Exhibit 10.1

                              SETTLEMENT AGREEMENT
                              --------------------


         This Settlement Agreement (the "Agreement") entered into as of the last date written below by and between Big Sky Laser Technologies, Inc. ("BSLT"), a Montana Corporation with its principal place of business at 601 Haggarty Lane, Bozeman, Montana, and Premier Laser Systems, Inc. ("PLSI"), a California corporation, having its principal place of business at 3 Morgan, Irvine, California

                                   WITNESSETH:

         WHEREAS, PLSI entered into various agreements with BSLT to purchase OEM laser components (the "Goods") from BSLT destined to be integrated into dental lasers produced by PLSI;

         WHEREAS, pursuant to such agreements, PLSI has not yet paid for all of the Goods manufactured by, or manufactured and shipped to PLSI by, BSLT within the time agreed previously by the parties; and

         WHEREAS, PLSI and BSLT wish to agree upon a payment mechanism that would permit PLSI to pay for the Goods and to settle the difference among themselves over the payment for the Goods in order to avoid further discussions, potential litigation, and the additional expense of further time and money by the parties to resolve these issues;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, IT IS HEREBY AGREED:


         1. LIQUIDATION OF DEBT. The parties hereby agree that, as of the date of this Agreement, the total amount due and owing by PLSI to BSLT in connection with the purchase of the Goods is the sum of Five Hundred Ninety-One Thousand Nine Hundred Sixteen and 6/100 Dollars ($591,916.06) (hereafter the "Liquidated Debt"). This sum may not be reduced by any claim for reduction or set-off that PLSI may have had, has now, or will have against BSLT other than as set forth herein; and PLSI agrees to pay this sum to BSLT pursuant to, and only pursuant to, the terms and conditions set forth in this Agreement

         2. ISSUANCE OF CONVERTIBLE DEBENTURES.

                  2.1. AMOUNT OF DEBENTURES ISSUED. Simultaneously with the execution of this Agreement, PLSI shall issue to BSLT a series of six debentures (the "Debentures") as follows: five debentures in the amount of One Hundred Thousand Dollars and 00/100 U.S. Dollars (US$ 100,000.00) and one debenture in the amount of Ninety-One Thousand Nine Hundred Sixteen and 06/100 U.S. Dollars (US$ 91,916.00) each in the form set forth in Exhibit A.


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                           The Debentures shall be convertible into the Common
                           Stock of PLSI (the "Underlying Shares" or "Shares") pursuant to the terms and conditions set forth in the Debentures. Following the issuance of the Debentures, the Debentures shall thereafter represent the Liquidated Debt, and thereafter there shall be no independent debt from PLSI to BSLT with respect to the payment of the purchase price of the Goods.

                  2.2. REGISTRATION OF THE DEBENTURES. Within five (5) Business Days of the execution of this Agreement and issuance of the Debentures (or in the case of issuance of New Debentures as provided in subparagraph 2.3 below, within five (5) days of the issuance of the New Debentures), PLSI agrees to file the necessary documentation with the SEC to register the Underlying Shares under the Act, and to thereafter prosecute such application in good faith and with its best efforts. A copy of all filings by PLSI with respect to the Underlying Shares shall be provided to BSLT by the notice procedures set forth in subparagraph 10.1 below within two (2) Business Days on which the filing was made with the SEC. In addition, Notice of the effectiveness of such registration shall be given by PLSI to BSLT within two (2) Business Days of the effectiveness of such Registration.

                  2.3. APPLICABLE PROCEDURES IF LIQUIDATED DEBT IS NOT SATISFIED. If, after the conversion of all the Debentures and sale of all the Underlying Shares, the Liquidated Debt, as reduced by the price received by BSLT from the sale of the Underlying Shares and any cash payments made by PLSI to BSLT in lieu of conversion or under the terms of the Debentures, is not reduced to an amount less than $50,000 (Fifty Thousand Dollars), BSLT shall have the option, at its sole discretion and after Notice as provided in subparagraph 10.1 below, (a) to require PLSI to issue immediately new Debentures (in the form of the Debenture attached as Exhibit A) to satisfy the remainder of the Liquidated Debt, (b) to pay immediately in cash to BSLT the remainder of the Liquidated Debt, or (c) both to issue immediately new Debentures (the "New Debentures") and to pay immediately in cash the Liquidated Debt, with the amounts to be allocated between the new Debentures and cash payments in a proportion determined at the sole discretion of BSLT and as set forth in the Notice. The procedure set forth in this subparagraph
                           2.3 may be repeated as many times as necessary until the Liquidated Debt has been satisfied or paid in full. For purposes of computing whether or not the Liquidated Debt has been satisfied through the sale of the Debentures, any sales of the Underlying Shares more than two (2) trading days after the conversion of such Underlying Shares (other than sales that were made later than such period because of causes beyond BSLT's control) shall be deemed to have been made at the higher of (a) the closing price of the Underlying Shares two (2) days after conversion or (b) the actual sale price of the Underlying Shares.

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                  2.4.     ABSENCE OF RESTRICTIONS ON THE NEW DEBENTURES.
                           Underlying Shares obtained by BSLT as a result of the conversion of New Debentures shall not be subject to the limitation set forth in paragraph 3 below.

         3. LIMITATION ON SALE OF SHARES Commencing on the effective date of the registration of the Underlying Shares, BSLT agrees that it will not sell on any public exchange an amount of the Underlying Shares for a sales price in excess of Two Hundred Thousand U.S. Dollars (US$ 200,000) in any calendar month, except as provided in subparagraph 2.4 above. For purpose of this paragraph 3, the value of Shares sold in any calendar month shall be calculated by multiplying the number of Shares sold during such month times the sale price of one share in the last sale of the Shares by BSLT during that calendar month.

         4. MANDATORY CONVERSION. PLSI shall have the option, but not the obligation, to require BSLI, upon five (5) business days notice, to convert any or all of the Debentures, provided that

                  4.1. The Underlying Shares are covered by a registration statement freely permitting BSLI to sell the Underlying Shares on a public market;

                  4.2. The Underlying Shares shall not have been delisted from NASDAQ or any other securities exchange;

                  4.3. The Underlying Shares, at the time of conversion, shall have a bid value no less than $1.50;

                  4.4. The conversion of the Debentures will not result in BSLI having sold more than $200,000 of the Underlying Shares in any calendar month;


         5. RELEASES AND WAIVERS.

                  5.1. GENERAL RELEASE BY PLSI. PLSI, its parents, subsidiaries, affiliates, their officers, directors, shareholders, employees. agents, successors in interest, and predecessors in interests (hereafter the "PLSI Releasors") hereby release BSLT, its parents, subsidiaries, affiliates, their officers, directors, shareholders, employees. agents, successors in interest, and predecessors in interest (hereafter the "BSLT Releasees") from (i) any and all claims for damages, suits, causes of action, liability, or obligations of any kind or nature whatsoever which the PLSI Releasors may have hade against the BSLT Releasees from the beginning of time up to an including the date of this Release and (ii) any and all claims for damages, suits, causes of action, liability, or obligations of any kind or nature whatsoever which the PLSI Releasors may have, in the past, present or future, against the BSLT Releasees arising from the BSLT's sale of the Goods to PLSI (the "PLSI Claims"). Notwithstanding the foregoing, this release shall not affect: (A) any obligations that BSLT may have under any product liability theories (including indemnification or contribution obligations to PLSI) with respect to any Goods that BSLT has previously delivered to PLSI, or which it may deliver in the future; (B) any obligations to replace or repair the Goods under

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

                           warranties provided by BSLT where by their terms such warranties have not yet expired; or (C) any obligations BSLT may have to PLSI under any agreement, under the Uniform Commercial Code, or otherwise, with respect to Goods which have not yet been delivered. For purposes of determining the warranty period under clause (B) above, the warranty period shall be deemed to have commenced upon delivery of the goods to PLSI.

                  5.2. RELEASE BY BSLT. Upon issuance of the Debentures to BSLT (the fulfillment of this condition to be hereafter referred to as the ("Release Event"), BSLT, its parents, subsidiaries, affiliates, their officers, directors, shareholders, employees. agents, successors in interest, and predecessors in interests (hereafter the "BSLT Releasors") hereby release PLSI, its parents, subsidiaries, affiliates, their officers, directors, shareholders, employees, agents, successors in interest, and predecessors in interest (hereafter the "PLSI Releasees") from any and all claims for damages, suits, causes of action, liability, or obligations of any kind or nature whatsoever which the BSLT Releasors may have, in the past, present or future, against the PLSI Releasees arising from BSLT's sale of the Goods to PLSI (the "BSLT Claims").

                  5.3. ACKNOWLEDGMENTS AND WAIVERS. The parties each acknowledge their joint intention that this Agreement shall be effective as a full and final accord and satisfaction, and settlement of, and as a bar to, each and every of the BSLT Claims and the PLSI Claims (the "Claims") which each of the BSLT Releasors or the PLSI Releasors (the "Releasing Parties") now has or has had in the past, or might have in the future against any of the BSLT Releasees and the PSLI Releasees (the "Releasing Parties"). In connection with such waiver and relinquishment, on behalf of each other, the parties acknowledge that they or their attorneys now know or believe to be true with respect to the subject matters of this Agreement, but that it is their intention that the general releases herein given shall be and remain in full force and effect, notwithstanding the discovery of any such different or additional facts. Therefore, they severally acknowledge that they have been informed by their attorneys of, and that they are familiar with,
                           Section 1542 of the CIVIL CODE of the State of California, which provides as follows:

                                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                                    WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                                    TO EXIST IN HIS FAVOR AT THE TIME OF
                                    EXECUTING THE RELEASE, WHICH IF KNOWN BY
                                    HIM, MUST HAVE MATERIALLY AFFECTED HIS
                                    SETTLEMENT WITH THE DEBTOR."

                           The parties, on behalf of themselves, and each other, hereby waive and relinquish all rights and benefits they have or might have under Section 1542 of the CIVIL CODE of the State of California, to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matters of this Agreement.

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

         6. REMEDIES. Prior to the Release Event, and in the event of any default by PLSI under this Agreement or under Section 3 of the Debentures, BSLT will be entitled to seek against PLSI any or all available legal or equitable remedies arising from such default . It is further agreed that, if BSLI or PLSI shall prevail in any suit against the other , this Agreement, and or the Debentures, the prevailing party shall be entitled to its costs and attorneys fees.

         7. REPRESENTATIONS AND WARRANTIES OF PLSI. PLSI hereby represents and warrants to BSLT as follows:

                  7.1. CORPORATE QUALIFICATIONS. PLSI is a California corporation in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement

                  7.2. CORPORATE APPROVALS. PLSI has taken all steps necessary to receive, and has received, all approvals of shareholders, officers and directors required by its Articles, By-Laws, and any other understandings among its shareholders, officers and directors in order to enter into this Agreement and to issue the Convertible Debentures as provided herein.

                  7.3. BREACH OF OTHER AGREEMENTS. Entry by PLSI into this Agreement and issuance by PLSI of the Convertible Debentures as provided herein will not breach any rights of any third parties by law or agreement and will not breach any understandings or agreements, whether oral or written, by and among PLSI, its parents, subsidiaries, affiliates and any third parties.

                  7.4. ABSENCE OF UNDISCLOSED LIABILITIES. PLSI does not have any material liability, claim or obligation of any nature (whether accrued contingent or otherwise) which (a) as of the date of the latest PLSI financial statements, is not disclosed or reserved for in the latest PLSI financial statements and which is required to be disclosed or reserved for in accordance with accounting principles applied by PLSI on a consistent basis in past years or (b) arose after the date of latest PLSI financial statements other than in the ordinary course of business.

                  7.5. FRAUDULENT CONVEYANCE. PLSI represents and warrants that neither the issuance of the Debentures to BSLT nor the payment of any sums to BSLT is now, or will be in the future, a fraudulent conveyance as defined by applicable law and that neither the transfer of the Debentures nor the payment of any sums to BSLT will otherwise give rise to a claim by any other of the creditors of PSLI or affiliated entities to set aside and/or recover the Debentures or payments to BSLT to the benefit of such creditors.

                  7.6. COMPLIANCE WITH THE ACT. PLSI has been, is now, and will continue to remain in compliance with the Act in connection with the issuance of the Debentures and all other actions required to be taken by it under this Agreement. PLSI does not know of any fact or condition that has not already been reported to the Commission in its public filings and that would have any bearing upon the ability of PLSI to register Underlying Shares under the Act.

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

                  7.7. OPINION OF COUNSEL. Simultaneously with the execution of this Settlement Agreement, Rutan and Tucker will provide its legal opinion, which shall be binding on Rutan and Tucker as to BSLT, that the representations and warranties of PSLI as set forth in sections 7.1 and 7.2 above, to the best of its knowledge, after the exercise of due diligence, are true, accurate and are not rendered misleading by the omission of PLSI to disclose any additional material fact to BSLT in connection with said warranties and representations and that said Debentures are exempt from registration under the Act.

         8. REPRESENTATIONS AND WARRANTIES OF BSLT. BSLT hereby represents and warrants to PLSI as follows:

                  8.1. CORPORATE QUALIFICATIONS. BSLT is a Delaware corporation in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement

                  8.2. CORPORATE APPROVALS. BSLT has taken all steps necessary to receive, and has received, all approvals of shareholders, officers and directors required by its Articles, By-Laws, and any other understandings among its shareholders, officers and directors in order to enter into this Agreement.

                  8.3. BREACH OF OTHER AGREEMENTS. Entry by BSLT into this Agreement will not breach any rights of any third parties by law or agreement and will not breach any understandings or agreements, whether oral or written, by and among BSLT, its parents, subsidiaries, affiliates and any third parties.

                  8.4. KNOWLEGE OF, AND CAPACITY TO ASSUME, ECONOMIC RISK. BSLT acknowledges and represents that:

                           8.4.1. BSLT is an "accredited investor" as defined in 17 U.S.Css.230.501(a);

                           8.4.2. BSLT has reviewed the annual report on form 10-K/A for the fiscal year ended March 31, 1999, and the quarterly report on form 10-Q for the quarter ended June 30, 1999;

                           8.4.3. BSLT is in a financial position to hold the Shares for an indefinite period of time, is able to bear the economic risk of an investment in the Shares and is able to withstand a complete loss of its investment in the Shares;

                           8.4.4. BSLT has the knowledge and experience in business and financial matters that make it capable of evaluating the merits and risks of an investment in the Shares;

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

                           8.4.5. BSLT understands that an investment in the Shares is highly speculative and involves a high degree of risk but believes that an investment in the Shares is suitable based upon its investment objectives and financial needs, and that it has adequate means to undertake the risk and for providing for its current financial needs and has no need for liquidity of investment with respect to the Shares;

                           8.4.6. BSLT has been given access to full and complete information regarding PLSI and has utilized that access to its satisfaction for the purpose of obtaining information concerning PLSI, an investment in the Shares and the terms and conditions of this offering of the Shares, and has had the opportunity to ask questions of, and receive answers from, representatives of PLSI, for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided;

                           8.4.7. BSLT recognizes that an investment in the Shares involves significant risks, including but not limited to, the risk of economic loss from the operations of PLSI due to the limited operating history of PLSI and the risk of economic loss from the operations of PLSI;

                           8.4.8. BSLT understands that the Shares may be sold only (i) upon registration of the Shares pursuant to the Securities Act of 1933 (the "Act") or (ii) in a transaction either (a) not subject to the Act or (b) in compliance with the terms and conditions of an exemption from the Act.

         9. DEFINITIONS. In addition to the capitalized terms (such as "Liquidated Debt") defined elsewhere, the below terms, whether capitalized or not, will have the meanings ascribed to them in this paragraph 9 as follows.

                  9.1. "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Montana or the State of California are authorized or required by law or other government action to close.

                  9.2.     "Commission" means the Securities and Exchange
                           Commission.

                  9.3. "Common Stock" means the Class A Common Stock, no par value per share, of PLSI and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  9.4. "Person"means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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


                  9.5.     "Act" means the Securities Act of 1933, as amended.

                  9.6. "Underlying Shares" means the shares of Common Stock issuable upon conversion of any or all of the Debentures.

         10.      MISCELLANEOUS.

                  10.1. NOTICE. Whenever notice is permitted or required by this Agreement, it shall be deemed given as of the date of receipt if sent by facsimile transmission to the numbers shown below, or by a nationally recognized overnight courier, signature required, and addressed to the party at such address shown below, or at such other address or facsimile numbers as the party may time to time give by written notice.

                                    For notice to PLSI:

                                    Premier Laser Systems, Inc
                                    Attn: Chief Financial Officer.
                                    3 Morgan
                                    Irvine, California 92618
                                    Fax: 949.859.5241

                                    with a copy to

                                    Rutan & Tucker, LLP
                                    611 Anton Boulevard
                                    Costa Mesa, CA 92626
                                    Fax:  714-546-9035

                           For notice to BSLT

                                    Ed Teppo
                                    Big Sky Laser International, Inc.
                                    601 Haggarty Lane, Suite C
                                    Bozeman, MT 59715
                                    Fax: 406-586-1797

                           with a copy to

                                    Robert Clifton Burns
                                    Barkats & Associates, Chartered
                                    1250 Eye Street, N.W.
                                    Washington, D.C. 20005
                                    Fax: 202-789-0895

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

                           Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this subparagraph prior to 4:00 p.m. (P.S.T, or P.D.S.T when applicable), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:00 p.m. (P.S.T, or P.D.S.T when applicable) on any date and earlier than 11:59 p.m. (P.S.T, or P.D.S.T when applicable) on such date, (iii) the Business Day following the date of sending, if sent by a nationally recognized overnight courier service, or
                           (iv) upon actual receipt by the party to whom such notice is required to be given.

                  10.2. ASSIGNMENT. This Agreement may not be assigned in whole or part by either party without the prior written approval by the other party; provided that the Agreement may be assigned, in the case of corporate reorganization, to an entity controlled by the assigning party or under common control with the assigning party.

                  10.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and is intended expressly to supercede the letter agreement signed by the parties on September 1, 1999. In addition, this Agreement may not be modified except by a subsequent writing duly executed by all parties.

                  10.4. GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of California will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

                  10.5. VENUE AND JURISDICTION. All actions brought against PLSI under this Agreement, including any of the actions set forth in paragraph 6 above, may be brought in the state or federal courts located in the State of Montana. PLSI hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to PLSI at the address in effect for notices to it in subparagraph
                           10.1 above and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right by BSLT to serve process in any manner permitted by law.

                  10.6. COUNTERPARTS. This Agreement may be executed in counterparts with any two counterparts signed by each party having the full force, effect and authority of an original document signed by all parties.

                  10.7. NO WAIVER. No failure or delay by any party in the exercise of any of its rights hereunder will be deemed to be a waiver of any of its rights.

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

                  10.8. SEVERANCE. In the event that any provision or provisions are found by any tribunal of competent jurisdiction to be null or void, such provisions will be deemed to be severed from this Agreement and the remainder of the Agreement will remain in full force and effect.

                  10.9. HEADINGS. The headings contained in this Agreement are for reference only and shall not be used to resolve any questions of interpretation or construction.

                  10.10. RULES OF CONSTRUCTION. All parties have entered into this Agreement upon the advice of counsel and with full participation in the drafting of this Agreement. Accordingly, the parties agree that the principle that would construe a contract strictly against the party who drafted such contract shall have no application to this Agreement.

         IN WITNESS WHEREOF, the undersigned officers of the party, having been duly authorized to bind their respective parties, have executed this Agreement on behalf of their respective parties as of the date last below written.


BIG SKY LASER INTERNATIONAL, INC.               PREMIER LASER SYSTEMS, INC.



By:________________________________             By:_____________________________
Ed Teppo                                        Colette Cozeen
President                                       President
Dated:                                          Dated:

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